Stan J.H. Lee, CPA

2160 North Central Rd. Suite 209 Fort Lee NJ 07024

P.O. Box 436402 San Diego CA 92143-6402

619-623-7799 Fax 619-564-3408 E-mail: stan2u@gmail.com

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use  on Form S-1, of our report dated June 28, 2011, relating to the audited financial statements of Alentus Corporation , as of December 31, 2010 and 2009 and to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

Fort Lee, New Jersey

September 27, 2011